Exhibit 10.12

SECURITY AGREEMENT

This Loan Agreement (the “Loan”) is made and entered into this ___ day of _____________, 2010, by and between _______________________ whose principal address is ___________________________ (hereafter, “Lender”) and NaturalShrimp Corporation, a Delaware corporation, with its principal place of business at 2068 N. Valley Mills Dr., Waco, Texas 76710 (hereafter, “Borrower”).

Recitals

a.
Borrower is a producer of shrimp in enclosed re-circulating saltwater production facilities located in La Coste, Texas and must purchase from third parties post larvae shrimp (“PLs”) with which to stock its tanks and feed for growing out the shrimp; and

b.	In this respect, Borrower desires to Borrower from Lender and Lender is willing to loan to Borrower under the terms hereof funds necessary to acquire PLs and grow them to maturity in Borrower’s tanks.

NOW THEREFORE, in consideration of the mutual promises and obligations hereafter set forth, the parties hereto, intending to be legally bound, agree as follows:

Agreements

1. The Loan.  Lender agrees to and does hereby loan to Borrower the sum of _________________________ ($_________) for purposes of purchasing PLs for stocking a single tank and for acquiring feed necessary to grow-out the PLs acquired hereunder.  The loan shall be evidenced by a promissory note in the form attached hereto as Exhibit “A” (the “Note”).  The proceeds of the Loan shall be used for this purpose only and for no other.

2. The Note.  The Lender shall be entitled to receive interest on the Loan equal to fifteen percent (15%) or, alternatively thirty percent (30%) in the common stock of the Borrower, at Lender’s election at the maturity date of the Loan.  The Note shall be for a term equal to twelve (12) months from the date of the Note (the “Maturity Date.”).  The price used for calculating the number of shares payable as interest hereunder is $.25 per share.  In the event that the Note is paid prior to its maturity date, Lender shall nevertheless be entitled to the full interest earned pursuant to the Loan as though the Note was paid at the Maturity Date either in cash or in stock.  Borrower reserves the right to pay installments on the Note so long as the full Note amount plus interest is paid on or before the Maturity Date.

3. Conversion Rate.  In addition to the foregoing, Lender shall have the further right but not the obligation to convert the entire Note balance due at the Maturity Date into common stock of the Borrower.  The conversion price shall be $.25 per share of common stock of the Company.  In the event that Borrower elects to pay the Note off earlier than the Maturity Date, the date on which Borrower elects to pay such-Note shall be deemed the Maturity Date.

4. Security Interest.  The Note shall be an obligation of Borrower and shall be secured by the value of the crop of shrimp grown from the PLs acquired with the Loan.  In this respect, The Note shall be a first charge on the proceeds from the sale of the shrimp from the tank stocked with PL’s.  Borrower will execute, for no additional consideration, such other and further documents as Lender reasonably request to perfect Lender’s security interest in the growing crop of PLs/Shrimp.

5. Reports and Record Keeping.  Borrower will monitor the grow-out process of the PL’s acquired hereunder on a segregated basis from other tanks then being used by Borrower and shall report to Lender as to the status of the health, grow-out rates and other matters relating to the growth cycle of the PL’s as deemed necessary or requested by Lender.  At such time as the tank is harvested, Borrower will advise Lender of the total production attributable to the PLs acquired hereunder and the arrangements for sale of such production.

6. Additional Consideration.  As additional consideration to Lender for making the Loan, Lender shall be entitled to receive ‘1,000 shares of the common stock of Borrower.

7. Right of First Refusal.  Lender shall have the right of refusal to participate in other loans with Company under the same or similar terms and conditions and for the same purposes as the Loan as may be required by Borrower from time to time.

8. Entire Agreement.  This Agreement constitutes the entire agreement and understanding between the parties, and may not be changed or amended in any way, except with the mutual consent of both parties, expressed in a written document executed by both parties.

9. Choice of Law.  This Agreement shall be construed under and in accordance with the laws of the State of Texas, notwithstanding its rules concerning conflicts of laws.

10. Authority.  Borrower is authorized by appropriate resolution to execute this Loan and the Note and same is binding on the corporation.

Dated__________________

BORROWER

NATURALSHRIMP CORPORATION

BY:
TITLE:

LENDER